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                                                                REDACTED VERSION

                                  EXHIBIT 10.27

                                       TO

                         LIGHT SCIENCES ONCOLOGY, INC.'S

                       REGISTRATION STATEMENT ON FORM S-1

                                 INITIALLY FILED

                                 APRIL 21, 2006

                           REGISTRATION NO. 333-133474

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                     COMPONENT DEVELOPMENT AND DELIVERABLES
                               SERVICES AGREEMENT

                          DATED AS OF DECEMBER 27, 2001

                                     BETWEEN

                          LIGHT SCIENCES ONCOLOGY, INC.

                                       AND

               AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD.
                (FORMERLY AGILENT TECHNOLOGIES MALAYSIA SDN BHD)

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            COMPONENT DEVELOPMENT AND DELIVERABLES SERVICES AGREEMENT

                                     BETWEEN

                           LIGHT SCIENCES CORPORATION

                                  ("CUSTOMER")

                                       AND

                      AGILENT TECHNOLOGIES MALAYSIA SDN BHD

                                   ("AGILENT")

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TABLE OF CONTENTS

SECTIONS OF THE AGREEMENT

1.   Definitions

2.   AGILENT Obligations

3.   CUSTOMER Obligations

4.   Price and Payment

5.   Change Orders

6.   Acceptance

7.   Warranties

8.   Intellectual Property Rights/Licenses

9.   Intellectual Property Indemnity

10.  Confidential Information

11.  Compliance

12.  Regulatory Response; Inspections

13.  Remedies and Liabilities

14.  Term and Termination

15.  General

EXHIBITS TO THE AGREEMENT

A.   Statement of Work

B.   Change Order Procedures

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This Component Development and Deliverable Services Agreement ("Agreement") is
made between Light Sciences Corporation ("CUSTOMER") having its offices at 1065 12th Ave, NW, Suite E-2, Issaquah, WA 98027, USA, and AGILENT TECHNOLOGIES MALAYSIA SDN BHD ("AGILENT") and having its registered address at _____________________ --effective as of 27th December 2001 ("Effective Date").

The purpose of this Agreement is to set forth the mutually agreeable terms and conditions under which AGILENT will perform Component Development and Deliverable Services and provide Deliverables to CUSTOMER according to one or more Statements of Work.

1.   DEFINITIONS

1.1 "COMPONENT DEVELOPMENT AND DELIVERABLES SERVICES" (sometimes referred to as "Work") refers to such activities as analysis, design, planning, development, consulting, implementation, education, training and project management as described in a Statement of Work. Component Development and Deliverables Services may also include other types of services described more specifically in a Statement of Work.

1.2  "CUSTOMER FIELD OF USE" means the use of [ * ].

1.3 "DELIVERABLES" means the tangible results of the Component Development and Deliverables Services provided by AGILENT to CUSTOMER as described in each Statement of Work (specifically, for the further development of the Light Sciences Corporation Light Bar). Unless otherwise agreed, the term Deliverables does not include custom hardware.

1.4 "STATEMENT OF WORK" means a document attached to or referenced by and incorporated into this Agreement which describes a specific project, engagement or assignment ("Project") for which AGILENT will provide Component Development and Deliverables Services to CUSTOMER. More than one Statement of Work may be attached to this Agreement from time to time.

1.5 "REQUIREMENTS" means the CUSTOMER supplied design and technical information, drawings, concepts, schematics, software and other related material, which will be used by AGILENT in the development of the Deliverables.

1.6 "PRODUCT SPECIFICATIONS" means the detailed documentation of the design considerations, the theory of operations and the specifications of the Deliverables.

2.   AGILENT OBLIGATIONS

2.1 AGILENT will use commercially reasonable efforts to perform the Component Development and Deliverables Services and provide the Deliverables specifically described in one or more Statements of Work in accordance with the terms and conditions of this Agreement. CUSTOMER and AGILENT will sign a separate Statement of Work for each Project under this Agreement , which will be incorporated by reference into this Agreement upon execution by the parties. Each Statement of Work will: (i) be made in writing in the form attached as Exhibit A, (ii) reference this Agreement, (iii) be numbered consecutively on a chronological basis, and (iv) be executed by authorized representatives of CUSTOMER and

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     AGILENT. Individual Statements of Work should address at least the following areas:

               Project description
               Price, payment and delivery schedules
               Scope of the Component Development and Deliverables Services Acceptance criteria
               Nature of Deliverables
               Project coordination
               Product Specifications

2.2 Unless otherwise agreed, Component Development and Deliverables Services will be performed during AGILENT's normal business hours between 8.30am to 5.30pm, Mondays to Fridays (excluding Saturdays, Sundays and public holidays).

2.3 AGILENT will use commercially reasonable efforts to provide the Deliverables and perform the Component Development and Deliverables Services in accordance with the delivery schedule specified in each Statement of Work.

2.4 AGILENT may utilize qualified and reputable subcontractors which are obligated under applicable terms and conditions to the same extent as AGILENT is obligated under this Agreement and which are pre-approved by CUSTOMER in writing to perform Component Development and Deliverables Services and/or provide Deliverables.

2.5 AGILENT will appoint a representative to supervise and coordinate AGILENT's performance of Component Development and Deliverables Services. AGILENT may change its representative at any time upon written notice and approval of CUSTOMER.

2.6 Unless otherwise agreed in a Statement of Work, AGILENT is not responsible for providing support for any Deliverables.

3.   CUSTOMER OBLIGATIONS

3.1 CUSTOMER will comply with the general obligations specified below together with any specific CUSTOMER obligations described in a Statement of Work, in a timely manner.

3.2 CUSTOMER acknowledges that AGILENT's ability to deliver the Component Development and Deliverables Services may be dependent upon CUSTOMER's full and timely cooperation with AGILENT, as well as the accuracy and completeness of any information and data CUSTOMER provides to AGILENT. Therefore, CUSTOMER will:

     3.2.1 Provide AGILENT limited access to, and use of, certain information, data, and documentation, only for and to the extent such access and use is necessary for AGILENT to complete the Component Development and Deliverables Services under this Agreement and applicable Statement of Work.

     3.2.2 Appoint a representative who will provide professional and prompt liaison with AGILENT, have the necessary expertise and authority to commit CUSTOMER, be available at all times when AGILENT's personnel are at the CUSTOMER's site (or designate an alternate with the same level

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          of authority in the event of unavailability caused by illness or other valid reasons), and meet with the AGILENT representative at regular intervals to be agreed upon to review progress and resolve any issues relating to the Component Development and Deliverables Services or Deliverables.

3.3 CUSTOMER will be responsible for maintaining an external procedure for reconstruction of lost or altered files, data or programs to the extent deemed necessary by CUSTOMER, and for actually reconstructing any such materials to the extent such loss or alteration is caused by CUSTOMER.

3.4 CUSTOMER will be liable for any delays to the delivery schedule specified in each Statement of Work caused by CUSTOMER or resulting from CUSTOMER's failure to fulfill any of its obligations. AGILENT may charge Customer for commercially reasonable additional charges incurred by AGILENT directly related to the Project as a result of such delays, and may reasonably adjust the affected delivery schedule accordingly.

3.5 Upon AGILENT'S receipt of written acceptance set forth in Section 6.1, CUSTOMER will be responsible at all times for the supervision, management and control of the Deliverables and any results obtained from the Deliverables, including without limitation all responsibility for maintenance of proper machine configuration, audit controls, operating methods, error detection and recovery procedures, back-up plans, security, insurance, maintenance and all other activities necessary to enable Customer to use the Deliverables.

4.   PRICE AND PAYMENT

4.1 Prices for Component Development and Deliverables Services and Deliverables will be specified in each Statement of Work.. Prices include all materials and labor expenses, but do not include withholding, sales, use, service, value added or like taxes, or customs duties. AGILENT will state separately on its invoices any sales or other taxes or custom duties that (i) are owed by CUSTOMER solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected from CUSTOMER by AGILENT under applicable law, and (iii) are based solely upon the amounts payable under this Agreement. CUSTOMER will remit such taxes to AGILENT with its payment of the respective invoice, whereupon AGILENT will provide CUSTOMER with official tax receipts indicating that such taxes have been paid by AGILENT. However, CUSTOMER may provide AGILENT with an exemption certificate (including, without limitation, a resale certificate), in which case AGILENT will not collect the taxes covered by such certificate.

4.2 AGILENT will issue invoices in accordance with the payment schedule specified in each Statement of Work. Charges for travel expenses which have been pre-authorized by CUSTOMER in writing may be invoiced separately. CUSTOMER will pay all invoices within [ * ] days from the receipt of invoice. AGILENT may change credit terms upon reasonable notice at any time when CUSTOMER's financial condition, previous payment record, or the nature of CUSTOMER's relationship with AGILENT so warrants.

4.3 Should any sum due to AGILENT remain unpaid after [ * ] days from the date of invoice receipt, AGILENT may terminate this Agreement pursuant to
     Section 14.2.2 and discontinue performance under any other agreement with CUSTOMER.

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5.   CHANGE ORDERS

5.1 "Change Order" means an agreed upon change or modification to the Deliverables, Component Development and Deliverables Services or other material aspect of a Statement of Work that complies with the requirements of Exhibit B. Requests by CUSTOMER and recommendations by AGILENT for Change Orders are subject to the procedures set forth in Exhibit B, and will be made in writing in the form attached to Exhibit B and will be attached and incorporated into this Agreement as an Attachment to this Agreement.

5.2  All Change Orders must be mutually agreed by the parties and comply with
     Section 5.1. Pending such agreement, AGILENT will continue to perform and be paid as if such Change Order had not been requested or recommended, provided that if either party proposes a Change Order which, in AGILENT's judgment, represents a material change in the Component Development and Deliverables Services or Deliverables and such Change Order remains outstanding for [ * ] days or is rejected by CUSTOMER, AGILENT will have the right to terminate the affected Statement of Work pursuant to Section
     14.2.2 below.

6.   ACCEPTANCE

6.1 AGILENT will provide notice to CUSTOMER when the Deliverables are ready for acceptance. Acceptance of Deliverables will occur upon the earlier of: a) the date AGILENT demonstrates to CUSTOMER, by the successful completion of acceptance tests, or that the Deliverables substantially conform to the acceptance criteria specified in the applicable Statement of Work; or b) the date that CUSTOMER uses any substantial part of the Deliverables for any purpose other than performing acceptance tests. Acceptance of Component Development and Deliverables Services will occur upon AGILENT's performance of such Component Development and Deliverables Services and CUSTOMER's acknowledging of its acceptance of such performance in writing.

6.2 In the event that any Deliverable fails to conform to the acceptance criteria specified in the applicable Statement of Work or Product Specifications, or otherwise do not comply with other provisions of this Agreement, AGILENT will have a reasonable time to remedy such substantial non-conformance, following AGILENT's receipt of written notice from CUSTOMER specifying in reasonable detail the nature of such non-conformance. In the event that AGILENT is unable to remedy the non-conformance: a) CUSTOMER may accept the Deliverable without warranty, on an "AS IS" basis, subject to an agreed upon price adjustment; or b) CUSTOMER may return the Deliverable to AGILENT and receive a refund of amounts paid to AGILENT for the Deliverable. All non-conforming Deliverables returned by CUSTOMER to AGILENT and all replacements shipped by AGILENT to CUSTOMER therefore will be at AGILENT'S risk and expense.

6.3 If acceptance testing is delayed for reasons attributable to CUSTOMER, acceptance will be deemed to occur on the [ * ] day after notice by AGILENT that the Deliverable is ready for acceptance testing.

7.   WARRANTIES

7.1 AGILENT warrants that it will perform Component Development and Deliverables Services in

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     accordance with generally recognized commercially reasonable practices and standards and all Deliverables will comply with the Specifications provided by CUSTOMER and all other mutually-agreed requirements. Upon CUSTOMER's request, AGILENT will re-perform any Component Development and Deliverables Services not performed in accordance with the foregoing warranty, provided that AGILENT receives notice from CUSTOMER within [ * ] days after such Component Development and Deliverables Services were performed in accordance with Section 6.2.

7.2 AGILENT further warrants that Deliverables will not be defective in material or defective workmanship during the Term and will conform to the acceptance criteria and within tolerances of all Product Specifications as specified in the applicable Statements of Work for a period of [ * ] days from the date of acceptance

7.3 AGILENT does not warrant that the operation of Deliverables will be uninterrupted or error free or conform to any reliability or performance standards beyond those specified in the applicable acceptance criteria or applicable Product Specifications. AGILENT also does not warrant that Deliverables will be compatible with future AGILENT products or those of other vendors.

7.4 If AGILENT receives notice during the warranty period of any non-conformance with the acceptance criteria or Specifications, that materially impairs the functioning of a Deliverable, AGILENT will replace the Deliverable without additional charge or, at CUSTOMER's request and direction, correct such non-conformance or provide a remedy which substantially corrects the non-conformance.

7.5 If AGILENT is unable within a reasonable time to comply with the foregoing obligations, AGILENT will refund the paid price stated in the Statement of Work upon prompt return of the affected Deliverable to AGILENT, and/or delivery to AGILENT of proof of the destruction of the affected Deliverable.

7.6 The warranties provided in this Section 7 will not apply in the event of deemed acceptance under Sections 6.1, 6.2 or 6.3above, or to defects or non-conformances resulting from:

     7.6.1 Unauthorized, improper or inadequate maintenance or calibration by CUSTOMER or any third party.

     7.6.2 Software, hardware, interfacing, or supplies not supplied by AGILENT.

     7.6.3 Unauthorized modification of Deliverables or any portion thereof.

     7.6.4 Improper use or operation of Deliverables or any portion thereof or CUSTOMER's failure to comply with the applicable environmental specification.

     7.6.5 Improper site preparation or maintenance by CUSTOMER or a third party.

7.7 THE ABOVE WARRANTIES ARE EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. AGILENT SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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8    INTELLECTUAL PROPERTY RIGHTS/LICENSES

8.1 All copyrights and other intellectual property rights existing prior to the Effective Date ("Pre-Existing Intellectual Property") will belong to the party that owned such rights immediately prior to the Effective Date.

8.2 Neither party will gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

8.3 The parties agree that ownership of any and all inventions, discoveries, and original works of authorship (including, without limitation, ideas, know-how, data, information, documentation, formulae, results, prototypes, designs, methods and procedures), and all intellectual property rights in the foregoing, whether or not patentable, which are expressed in a tangible medium, conceived, and/or reduced to practice (hereinafter "INVENTIONS"), by any of either party's employees or independent contractors or sub-contractors in the course of performance of work in connection with this Agreement or any applicable Statement of Work during the term of this Agreement (hereinafter "INVENTORS") will be owned by the party whose employees, or independent contractors or subcontractors expressed in a tangible medium, conceived, and reduced to practice such Inventions. If employees, or independent contractors or subcontractors of both parties expressed in a tangible medium, conceived, and reduced to practice such Inventions then the parties will jointly own the Inventions as joint tenants.

8.4 Copyright/Work for Hire. To the extent any deliverables, including, but not limited to, specifications, schematics, designs, prototypes, products, software code, documentation, reports, memoranda, studies, plans, exhibits, or other materials prepared by AGILENT in the performance of services under this Agreement, include material subject to copyright protection, such materials have been specially commissioned by CUSTOMER for use as a contribution to a collective work and they shall be deemed "work for hire" as such term is defined under U.S. copyright law. Provided AGILENT assigns all right and title to CUSTOMER, [ * ].

8.5  AGILENT grants CUSTOMER an option to [ * ].

8.6 CUSTOMER grants AGILENT a limited non-exclusive, worldwide, royalty-free, non-assignable, nontransferable license to use, copy, make derivative works of, distribute, display, perform, and transmit CUSTOMER's pre-existing copyrighted works, other Pre-Existing Intellectual Property rights and materials as CUSTOMER may provide to AGILENT during the Term of this Agreement solely to the extent necessary for AGILENT to perform its obligations under this Agreement or any applicable Statement of Work. AGILENT will not sublicense, reverse engineer, disassemble or decompile any CUSTOMER Pre-Existing Intellectual Property or materials.

8.7 AGILENT will promptly disclose in writing to CUSTOMER any Inventions and all pertinent information related thereto within [ * ] of authoring, conceiving, otherwise generating, and the actual reduction to practice such Invention, and will provide CUSTOMER with copies of any patent application fourteen [ * ] prior to the filing thereof in sufficient detail to determine inventorship.

8.8 Subject to the ownership rights of the parties in Section 8.3, CUSTOMER will own all right, title, and interest, , in and to CUSTOMER'S proprietary materials, the prototypes, or other materials provided to or

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     developed by AGILENT under this Agreement,, and as well as the Deliverables provided under this Agreement or applicable Statement of Work.

8.9 Co-operation. Each party will execute any necessary documents and otherwise assist the other, at the other's expense, as reasonably requested by the other, to protect the other's Intellectual Property Rights and rights therein provided under this Section 8.

8.10 No Implied Rights Granted. No license under any patent or copyright now or hereafter obtained is granted, agreed to be granted, or implied by this Agreement, other than as expressly specified in the Section 8.

9.   INTELLECTUAL PROPERTY INDEMNITY

9.1 AGILENT will defend or settle any claim against CUSTOMER regarding the Component Development and Deliverable Services and Deliverables, which alleges that AGILENT knowingly infringed a patent, utility model, industrial design, copyright, trade secret, mask work or trademark in the country where such Deliverables are used or such Component Development and Deliverables Services are provided.

9.2 The indemnities provided in Section 9.1 above will apply provided CUSTOMER promptly notifies AGILENT in writing of the claim, and CUSTOMER cooperates with AGILENT in and grants AGILENT sole control of the defense or settlement.

9.3 For infringement claims covered by this Section 9, AGILENT will pay infringement claim defense costs, settlement amounts and court-awarded damages. If such a claim regarding a Deliverable appears likely, AGILENT may modify the Deliverable, procure any necessary license or replace it. If AGILENT determines that none of these alternatives is reasonably available, AGILENT will refund CUSTOMER's purchase price upon return of the Deliverable if within one year of delivery, or CUSTOMER's net book value thereafter.

9.4  AGILENT has no obligation for any claim of infringement arising from:

     9.4.1 AGILENT's strict compliance with or use of CUSTOMER's information, technology, designs, specifications or instructions, including those incorporated into any Statement of Work.

     9.4.2 Modification of a Deliverable by CUSTOMER or a third party.

     9.4.3 Use of a Deliverable in a way not indicated in a Statement of Work.

     9.4.4 Use of a Deliverable with products not supplied by AGILENT.

9.5 Sections 9.1-9.4 states AGILENT's entire indemnification liability for claims of intellectual property infringement.

9.6 AGILENT's Intellectual Property indemnification obligations set forth in Sections 9.1-9.3 shall not apply to Intellectual Property infringement claims which arise from AGILENT's strict compliance with the Requirements.

9.7 CUSTOMER will defend or settle any claim against AGILENT regarding the Requirements, which alleges that CUSTOMER knowingly infringed a patent, utility model, industrial design, copyright, trade secret, mask work or trademark in the country where such Requirements are used, as long as AGILENT

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     exercises reasonable care in providing Component Development and
     Deliverables Services under this Agreement so as not to infringe such rights.

9.8 The indemnities provided in Section 9.7 above will apply provided AGILENT promptly notifies CUSTOMER in writing of the claim, and AGILENT cooperates with CUSTOMER in and grants CUSTOMER sole control of the defense or settlement.

9.9 For infringement claims covered by Section 9.7, CUSTOMER will pay infringement claim defense costs, settlement amounts and court-awarded damages. If such a claim regarding a Requirement appears likely, CUSTOMER may modify the Requirement, procure any necessary license or replace it.

9.10 CUSTOMER has no obligation for any claim of infringement arising from:

     9.10.1 CUSTOMER 's strict compliance with or use of AGILENT 's information, technology, or designs, including those incorporated into any Statement of Work.

     9.10.2 Modification of a Requirement by AGILENT or a third party.

     9.10.3 Use of a Requirement in a way not indicated in a Statement of Work.

     9.10.4 Use of a Requirement with products not supplied by CUSTOMER.

9.11 Sections 9.7-9.9 state CUSTOMER 's entire indemnification liability for claims of intellectual property infringement.

10.  CONFIDENTIAL INFORMATION

10.1 During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such Confidential Information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the Confidential Information shall be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, shall subsequently be designated as confidential in writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within a reasonable period of time.

10.2 Confidential Information may be used by the receiving party only with respect to the performance of its obligations under this Agreement, and only by those employees of the receiving party and its subcontractors who have a need to know such information for purposes related to this Agreement, provided that such subcontractors have signed separate agreements containing substantially similar confidentiality provisions. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of like nature. The receiving party's obligation under this Section shall be for a period of [ * ] after the date of disclosure.

10.3 The obligations stated in this Section shall not apply to any information which is:

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     10.3.1 Already known by the receiving party prior to disclosure;

     10.3.2 Publicly available through no fault of the receiving party;

     10.3.3 Rightfully received from a third party without a duty of confidentiality;

     10.3.4 Disclosed by the disclosing party to a third party without a duty of confidentiality on such third party;

     10.3.5 Independently developed by the receiving party prior to or independent of the disclosure;

     10.3.6 Disclosed under operation of law;

     10.3.7 Disclosed by the receiving party with the disclosing party's prior written approval.

11.  COMPLIANCE.

11.1 AGILENT Compliance. AGILENT agrees to comply with all federal, state, local, and foreign laws, rules, requirements, and regulations applicable to its performance of this Agreement pertaining to a manufacturer of semiconductor products.

11.2 CUSTOMER Compliance. CUSTOMER understands that it is responsible for compliance with all laws, rules, and regulatory requirements that specifically apply to a manufacturer of medical devices

12.  REGULATORY RESPONSE; INSPECTIONS.

12.1 Regulatory Response. In the event of Governmental Authority inquiry concerning Component Development and Deliverables Services, AGILENT agrees to cooperate with CUSTOMER in response thereto, including, but not limited to, supplying information about the production, testing and assembly of all Deliverables to CUSTOMER upon reasonable notice.

12.2 Audits. During the term of this Agreement, AGILENT will permit CUSTOMER's representatives, or its designate, to examine or audit AGILENT's performance of the Services and AGILENT's facilities at which the services are conducted upon reasonable advance notice during regular business hours to determine that the Services are being conducted in accordance with this Agreement, including the applicable Statement(s) of Work, the facilities are adequate, and the Services comply with all applicable laws and regulations.

12.3 Records. AGILENT retain or provide to CUSTOMER hard copies for a period up to [ * ] from the date of production of all Light Bars supplied by AGILENT to CUSTOMER, or for any period less than [ * ] as otherwise instructed by CUSTOMER.

13.  REMEDIES AND LIABILITIES

13.1 The remedies in this Agreement are CUSTOMER's sole and exclusive remedies.

13.2 TO THE EXTENT AGILENT IS HELD LEGALLY LIABLE TO CUSTOMER, AGILENT'S LIABILITY IS LIMITED TO:

     13.2 1 [ * ].

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     13.2 2 DAMAGES FOR BODILY INJURY.

     14.2 3 DIRECT DAMAGES TO TANGIBLE PROPERTY UP TO A LIMIT OF U.S. [ * ].

     13.2.4 OTHER DIRECT DAMAGES FOR ANY CLAIM BASED ON A MATERIAL BREACH OF ANY OTHER TERM OF THIS AGREEMENT, UP TO A MAXIMUM OF US [ * ] OR THE AMOUNTS PAID TO AGILENT UNDER THIS AGREEMENT, WHICHEVER IS [ * ].

13.3 Notwithstanding Section 13.2 above, in no event will AGILENT or its affiliates, subcontractors and suppliers be liable for any of the following:

     13.3.1 Actual loss or direct damage that is not listed in Section 13.2 above.

     13.3.2 Damages for loss of data, or Software restoration.

     13.3.3 Damages relating to CUSTOMER's procurement of substitute products or services (i.e., "cost of cover").

     13.3.4 Incidental, special or consequential damages, including downtime costs or lost profits but excluding damages for bodily injury and payments described in Section 13.2 above.

13.4 The Deliverables are not specifically designed, manufactured or intended for sale as parts, components or assemblies for the planning, construction, maintenance, or direct operation of a nuclear facility. CUSTOMER will be solely liable if any Deliverables purchased or licensed by CUSTOMER are used for these applications. CUSTOMER will indemnify and hold AGILENT harmless from all loss, damage, expense or liability in connection with such use.

13.5 Sections 13.1-13.3 shall not apply to any liability or obligation under Sections 9., 10. or 11.

14.  TERM AND TERMINATION

14.1 This Agreement will commence on the Effective Date and will [ * ]. Individual Statements of Work will be effective upon execution by both parties and will continue in force until both parties have fulfilled all of their Project obligations, or until the earlier termination of such Statement of Work according to the terms of this Agreement.

14.2 This Agreement or an individual Statement of Work may be terminated immediately upon notice in writing:

     14.2.1 By either party if the other party is in material breach of any of its obligations hereunder and fails to remedy such breach within [ * ] days of receipt of a written notice by the other party which specifies the material breach.

     14.2.2 By AGILENT, in the absence of mutual agreement regarding a Change Order which represents a material change under Section 5.2, or if CUSTOMER fails to pay any sums due under this Agreement within the [ * ] day time period specified in Section 4.3.

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     14.2.3 By either party if the other party has a receiver appointed, or an assignee for the benefit of creditors, or in the event of any insolvency or inability to pay debts as they become due by the other party, except as may be prohibited by applicable bankruptcy laws.

14.3 Either party may terminate this Agreement for convenience upon [ * ] months prior written notice to the other party. Any termination of this Agreement will not relieve either party of its obligations under any Statement of Work in effect on the date of termination of this Agreement, unless otherwise mutually agreed to in writing.

14.4 Upon termination of any Statement of Work, CUSTOMER will pay AGILENT for all Work performed and charges and expenses incurred by AGILENT which have been pre-approved by CUSTOMER up to the date of termination, and CUSTOMER will receive all work in progress for which CUSTOMER has paid. Should the sum of such amounts be less than any advance payment received by AGILENT, AGILENT will refund the difference within [ * ] days of receipt of an invoice from CUSTOMER.

14.5 Sections 4, 7, 8, 9, 10, 12 and 13 above, and Section 15 below, will survive termination of this Agreement.

15.  GENERAL

15.1 STANDARD PRODUCTS. This Agreement does not cover standard AGILENT hardware and software products sold or licensed to CUSTOMER. Any such transactions will be governed by the terms of CUSTOMER's AGILENT purchase agreement or, in the absence of a signed purchase agreement, AGILENT's Terms and Conditions of Sale and Service (Exhibit E16).

15.2 HEALTH AND SAFETY. AGILENT and any of its subcontractors will, when at the CUSTOMER's site, conduct their activities so that their equipment, working conditions and methods are safe and without risk to health for their own and CUSTOMER's employees, agents or independent contractors as well as for any other users of the CUSTOMER's site.

15.3 NON-RESTRICTIVE RELATIONSHIP. AGILENT may provide related or similar Component Development and Deliverable Services and Deliverables to other customers, except to the extent that such other customers conduct business the same, similar or related Field of Use of CUSTOMER.

15.4 NO PUBLICITY. Neither party will publicize or disclose to any third party without the consent of the other party, either the price or other terms of this Agreement or the fact of its existence and execution, except as may be necessary to comply with other obligations stated in this Agreement and except to the extent that CUSTOMER may disclose the terms of this Agreement to its legal counsel and to potential investors which have executed appropriate Confidential Disclosure Agreements.

15.5 NO JOINT VENTURE. Nothing contained in this Agreement will be construed as creating a joint venture, partnership or employment relationship between the parties hereto, nor will either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

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15.6 NO ASSIGNMENT. Except with respect to AGILENT's rights regarding the use of authorized subcontractors, neither party may assign any rights or obligations under this Agreement or any Statement of Work without the prior written consent of the other party.

15.7 EXPORT ADMINISTRATION REGULATIONS. If CUSTOMER exports any Deliverable outside the country in which the Deliverable is delivered to CUSTOMER, CUSTOMER assumes responsibility for complying with applicable laws and regulations and for obtaining required export and import authorizations. CUSTOMER will not export or re-export any technical data in violation of U.S. Export Administration regulations or other applicable export regulations.

15.8 FORCE MAJEURE. Neither party will be liable for performance delays or for non-performance due to causes beyond its reasonable control.

15.9 NOTICES. All notices required under or regarding this Agreement or any individual Statement of Work will be in writing and will be considered given upon personal delivery of a written notice to the AGILENT representative or CUSTOMER representative designated in the Statement of Work, or within five days of mailing, postage prepaid and appropriately addressed.

15.10 WAIVER. Neither party's failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights.

15.11 SEVERABILITY. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement will not be affected.

15.12 EXHIBITS. The following documents are attached hereto as exhibits, the terms of which are incorporated by reference in their entirety:

     A    Statement of Work (and all subsequently executed Statements of Work)

     B    Change Order Procedures

15.13 PRECEDENCE. In the event of conflict between the provisions of this Agreement and any Statement of Work or Change Order, the provisions of this Agreement will to the extent of such conflict take precedence.

15.14 ENTIRE AGREEMENT. This Agreement, and the Agreement's exhibits and Statements of Work constitute the entire agreement between AGILENT and CUSTOMER for Component Development and Deliverables Services provided during the Term supersedes any prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. CUSTOMER's additional or different terms and conditions will not apply. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

15.15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, USA.

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SIGNED FOR AND ON BEHALF OF             SIGNED FOR AND ON BEHALF OF

CUSTOMER                                AGILENT TECHNOLOGIES

                                        MALAYSIA SDN BHD


By: /s/ Albert A. Luderer               By: /s/ Lee Soo Ghee
    ---------------------------------       ------------------------------------
Name: Albert A. Luderer, Ph.D.          Name: Lee Soo Ghee
Title: President and CEO                Title: WW OBU Manager

LIGHT SCIENCES CORPORATION              AGILENT TECHNOLOGIES MALAYSIA